Exhibit 4.11
JOINDER AGREEMENT TO
REGISTRATION RIGHTS AGREEMENT
     This Joinder Agreement to Registration Rights Agreement (this “Joinder Agreement”) is made as of _______________ __, 2010 by the undersigned (the “Joining Party”) and CryoPort, Inc., a Nevada corporation (the “Company”).
     The Joining Party and the Company hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement dated as of August 9, 2010, among the Company, Maxim Group LLC, Emergent Financial Group, Inc., and certain other investors (the “Agreement”) as of the date of this Joinder Agreement, and shall have all of the rights and obligations of a Stockholder (as defined in the Agreement) as if it had executed the Agreement. The Joining Party and the Company hereby ratify, as of the date of this Joinder Agreement, and agree to be bound by, all of the terms, provisions and conditions contained in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

“JOINING PARTY”
By:
Name:
Its:

“COMPANY” CryoPort, Inc., a Nevada corporation
By:
Name:
Its: